Exhibit 3.73

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – UNIVERSITY CIRCLE, LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2005, AT 6:03 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4012745 8100	AUTHENTICATION:	4083285
050657510	DATE:	08–10–05

CERTIFICATE OF FORMATION

OF

WELLS REIT II – UNIVERSITY CIRCLE, LLC

The undersigned, in order to form Wells REIT II – University Circle, LLC as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.     The name of the limited liability company is:

WELLS REIT II – UNIVERSITY CIRCLE, LLC

2.     The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of August 8th, 2005.

WELLS REIT II – UNIVERSITY CIRCLE, LLC, a Delaware limited liability company

By:
Name: Douglas P. Williams Title: President

State of Delaware Secretary of State Division of Corporations Delivered 06:23 PM 08/09/2005 FILED 06:03 PM 08/09/2005 SRV 050657510 – 4012745 FILE

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “WELLS REIT II – UNIVERSITY CIRCLE, LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF AUGUST, A.D. 2005.

	Harriet Smith Windsor, Secretary of State
4012745 8300	AUTHENTICATION:	4083286
050657510	DATE:	08–10–05